EXHIBIT 5

              Leonard, Street and Deinard Professional Association
                             150 South Fifth Street
                                   Suite 2300
                              Minneapolis, MN 55402


April 26, 2002


American Church Mortgage Company
10237 Yellow Circle Drive
Minnetonka, MN  55343

Re:      American Church Mortgage Company

Gentlemen:

We have acted as counsel to you in connection with the preparation and filing by you of a Registration Statement on Form S-11 (the "Registration Statement"), containing a Prospectus (the "Prospectus"), under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of 1,650,000 shares of common stock, with a par value of $.01 per share (the "Shares"), and $15,000,000 of Series A Secured Investor Certificates of American Church Mortgage Company, a Minnesota corporation. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that the Shares and Certificates are duly and validly authorized for issuance and, when issued and paid for, as described in the Prospectus, will be validly issued, fully paid and nonassessable. We are also of the opinion that the trust indenture dated April 26, 2002, by and between American Church Mortgage Company and The Herring National Bank, under which the Certificates will be issued is in compliance with the Trust Indenture Act of 1939, as amended.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.
Very truly yours,

LEONARD, STREET AND DEINARD
PROFESSIONAL ASSOCIATION



/s/ Albert A. Woodward
----------------------
By Albert A. Woodward